Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-198373

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell nor are we soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 23, 2016

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated September 5, 2014)

$

Quest Resource Holding Corporation

                Shares of Common Stock and

Warrants to Purchase                  Shares of Common Stock

We are offering                  shares of our common stock, par value $0.001 per share, together with warrants to purchase             shares of our common stock at an initial exercise price of $             per share. The warrants are exercisable by the holders at any time on or after the date of the closing of this offering and will expire on the fifth anniversary of the closing of this offering.

Our common stock is listed on the Nasdaq Stock Market under the symbol “QRHC.” On March 18, 2016, the last reported sale price of our common stock on the Nasdaq Stock Market was $0.60 per share. There is no established public trading market for the warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on the Nasdaq Stock Market or on any other national securities exchange or trading system.

Investing in our securities involves a high degree of risk. See the “Risk Factors” section beginning on page S-6 of this prospectus supplement and the corresponding sections in the accompanying prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2015, as well as our subsequent filings with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, which are incorporated by reference into this prospectus supplement.

	Per Share and Warrant (1)	Total
Public offering price	$	$
Underwriting discounts and commissions (2)	$	$
Offering proceeds to us, before expenses	$	$

(1)	One share of common stock is being sold together with a warrant, with each warrant being exercisable for the purchase of shares of common stock.
(2)	Does not include additional compensation to be received by Roth Capital Partners, LLC, as representative of the underwriters, in the form of warrants to purchase shares of our common stock at an initial exercise price per share of $ as well as warrants to purchase up to an additional shares of our common stock if the over-allotment option is exercised. See the section entitled “Underwriting” on page S-26 for disclosure regarding compensation payable to the underwriters in this offering.

We have granted the underwriters an option for a period of 30 days to purchase an aggregate of up to                  additional shares of our common stock and additional warrants to purchase up to                  shares of our common stock solely to cover over-allotments. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable will be $          and the total proceeds to us, before expenses, will be $            .

Delivery of the shares of common stock is expected to be made on or about March     , 2016.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Sole Book Running Manager

Roth Capital Partners

The date of this prospectus supplement is March      , 2016

We have not, and the underwriters have not, authorized anyone to provide you with different information than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, or in any free writing prospectus that we have authorized for use in connection with this offering. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction in which the offer or sale is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus, or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations, and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the section of this prospectus supplement entitled “Incorporation of Certain Information by Reference.”

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ABOUT THIS PROSPECTUS SUPPLEMENT

You should carefully read this entire prospectus supplement and the accompanying prospectus, including the information included and referred to under “Risk Factors” below, the information incorporated by reference in this prospectus supplement and in the accompanying prospectus, and the financial statements and the other information incorporated by reference in the accompanying prospectus, before making an investment decision.

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add, update, or change information contained in the accompanying prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference herein and therein.

Unless the context otherwise requires, the terms “QRHC,” “Company,” “our company,” “we,” “us,” or “our” refer to Quest Resource Holding Corporation, a Nevada corporation, and its subsidiaries.

This prospectus supplement and the accompanying prospectus relate to the offering of shares of our common stock and warrants to purchase shares of our common stock. Before buying any securities offered hereby, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated herein and therein by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” These documents contain important information that you should consider when making your investment decision. This prospectus supplement contains information about the common stock and warrants offered hereby and may add, update, or change information in the accompanying prospectus.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents incorporated by reference herein, and you may obtain copies of those documents as described below under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

The industry and market data and other statistical information contained in the documents we incorporate by reference are based on our own estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by us to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus supplement, including the sections entitled “Prospectus Supplement Summary” and “Risk Factors,” the accompanying prospectus, and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements other than statements of historical fact contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus, including statements regarding our future operating results and

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financial position, business strategy, and plans and objectives for future operations, are forward-looking statements. In many cases, you can identify forward-looking statements by terms such as “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other similar expressions.

The forward-looking statements contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus reflect our views as of the date of this prospectus supplement about future events and are subject to risks, uncertainties, assumptions, and changes in circumstances that may cause our actual results, performance, or achievements to differ significantly from those expressed or implied in any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, results, performance, or achievements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including, without limitation, those factors described in “Risk Factors.”

You are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on these forward-looking statements. All of the forward-looking statements we have included in or incorporated by reference into this prospectus supplement or the accompanying prospectus are based on information available to us on the date of the applicable document. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as otherwise required by law. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus supplement and the accompanying prospectus, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

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PROSPECTUS SUPPLEMENT SUMMARY

The following summary of our business highlights some of the information contained elsewhere in or incorporated by reference into this prospectus supplement or the accompanying prospectus. Because this is only a summary, however, it does not contain all of the information that may be important to you. You should carefully read this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, which are described under “Incorporation of Certain Information by Reference” in this prospectus supplement and the accompanying prospectus. You should also carefully consider the matters discussed in the section in this prospectus supplement entitled “Risk Factors” and in the accompanying prospectus and in other documents incorporated herein by reference. Moreover, the information contained in this prospectus supplement includes “forward-looking statements,” which are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments actually affecting us will be those anticipated. See the previous page of this prospectus supplement for cautionary information regarding forward-looking statements.

Our Company

We provide businesses with one-stop management programs to reuse, recycle, and dispose of a wide variety of waste streams and recyclables generated by their businesses. Our comprehensive reuse, recycling, and proper disposal management programs are designed to enable regional and national customers to have a single point of contact for managing a variety of waste streams and recyclables.

We believe our recycling management programs are comprehensive, innovative, and cost effective. Our services are designed to enable our business customers to capture the commodity value of their waste streams and recyclables, reduce their disposal costs, enhance their management of environmental risks, enhance their legal and regulatory compliance, and create national sustainability initiatives while maximizing the efficiency of their assets. Our services currently focus on the waste streams and recyclables from big box, food chain, and other retailers; automotive and fleet providers; hospital and other healthcare facilities; and commercial, industrial, residential, and educational properties. We currently concentrate on programs for recycling motor oil and automotive lubricants, oil filters, scrap tires, food waste, meat renderings, cooking oil and grease, organics, plastics, cardboard, metal, glass, paper, construction debris, and other hazardous and non-hazardous solid and liquid wastes.

We also operate environmentally based social media and online data platforms that contain information and instructions necessary to empower consumers and consumer product companies to recycle or properly dispose of household products and materials. Our directory of local recycling and proper disposal options empowers consumers directly and enables consumer product companies to empower their customers by giving them the guidance necessary for the proper recycling or disposal of a wide range of household products and materials, including the “why, where, and how” of recycling.

Utilizing what we believe is the nation’s most complete directory of local recycling and proper disposal options for almost every household product and material, we empower consumers and enable consumer product companies to empower their customers by providing them with complete information and instructions about the recycling and disposal of a wide range of household products and materials; and offer advertisers the opportunity to target a zero-waste lifestyle audience concerned about sustainability, recycling, and environmentally appropriate disposal. Consumers can access our directory and instructions for any zip code in the United States through multiple platforms, including the Earth911.com website, mobile applications for smartphones and tablets, traditional phone lines, social media, and branded recycling locators on client platforms and applications, in addition to engaging with our content and media on leading social platforms such as Facebook, Twitter, Pinterest, Instagram, Tumblr, YouTube, and Google+.

Our Strategy

Our goal is to be a leading environmental services company. Key elements of our strategy to achieve our goal include the following:

•	Recycling Program and Management Services. We intend to continue to provide a comprehensive, one-stop recycling program solution for the entire waste stream and recyclables produced by our business customers.

•	Emphasize Monetary Benefits of Recycling. We intend to emphasize the monetary advantages of recycling by demonstrating to businesses their ability to capture the commodity value of their waste streams and recyclables, reduce their disposal costs, enhance their management of environmental risks, enhance their legal and regulatory compliance, and create sustainability initiatives.

•	Expand Our Customer Base. We intend to continue to expand our customer base for our recycling management services. We believe that the expertise we have gained and the value proposition that we offer to our business customers in terms of lower overall removal costs, recyclable revenue sharing, flexible programs, broad service offerings, and a national footprint provide us with competitive advantages in expanding our customer base.

•	Expand the Types of Materials Covered by Our Services. We plan to expand the types of materials over which we manage the collection. To date, our revenue has been generated primarily from the removal of used oil, oil filters, scrap tires, grease and cooking oil, solid waste, and expired food products. We believe that we can provide value to our business customers by managing a larger portion of disposable and recyclable materials, including paper, plastic, glass, and metals.

•	Pursue Strategic Acquisitions. We plan to capitalize on the significant consolidation opportunities available in the environmental and recycling management industry. As a result of our considerable industry experience and relationships, we believe we are well positioned to identify and evaluate acquisition candidates and assess their growth prospects, the quality of their management teams, their local reputation with customers, and the suitability of their locations. We believe we are regarded as an attractive acquirer because of (1) the historical performance and the experience and reputation of our management team within the industry; (2) our decentralized operating strategy, which generally enables the managers of an acquired company to continue their involvement in company operations; (3) the ability of management and employees of an acquired company to participate in our growth and expansion through potential stock ownership and career advancement opportunities; and (4) the ability to offer liquidity to the owners of acquired companies through the receipt of common stock or cash.

•	Maintain Virtual Facilities and Equipment. We plan to continue to pursue an “asset light” virtual strategy that utilizes third-party vendors for the collection, sorting, and processing of recyclable materials for businesses. This strategy results in a scalable business model that enables us to concentrate on our core competencies of developing service solutions that are attractive to customers and the sale of recyclable materials at the highest prices; enables us to render our services on a national basis without the need for an extensive workforce, multiple facilities, or numerous vehicles; allows us to negotiate with multiple providers for the best price for our customers; and reduces our capital expenditures and working capital requirements.

•	Leverage Governmental and Social Factors Expanding Recycling. We intend to leverage the demands by governmental authorities and by the public to expand efforts to recycle materials because of concerns about sustainability, greenhouse gases, global warming, pollution, and other environmental concerns.

•	Expand Reach and Audience. We plan to expand our media presence and online community to appeal to and attract a larger base of customers, consumers, and product manufacturers to our recycling and environmental services and our environmentally based social media website.

Our History

We were incorporated in Nevada in July 2002 under the name BlueStar Financial Group, Inc. Prior to 2010, we were a “shell company” under the rules of the SEC. On March 30, 2010, we (i) closed a transaction to acquire Youchange, Inc., an Arizona corporation, or Youchange, as a wholly owned subsidiary, (ii) ceased being a shell company, and (iii) experienced a change in control in which the former stockholders of Youchange acquired control of our company. In May 2010, we changed our name to YouChange Holdings Corp.

On October 17, 2012, immediately prior to closing a merger transaction with Earth911, Inc., or Earth911, we filed Amended and Restated Articles of Incorporation to (i) change our name to Infinity Resources Holdings Corp., (ii) increase our shares of common stock authorized for issuance, (iii) authorize shares of preferred stock to be designated in series or classes as our board of directors may determine, (iv) effect a 1-for-5 reverse split of our common stock, and (v) divide our board of directors into three classes, as nearly equal in number as possible. On October 17, 2012, we closed the merger transaction to acquire Earth911 as a wholly owned subsidiary and experienced a change in control in which the former stockholders of Earth911 acquired control of our company.

On July 16, 2013, we acquired all of the issued and outstanding membership interests of Quest Resource Management Group, LLC, or Quest, held by Quest Resource Group LLC, comprising 50% of the membership interests of Quest, or the Quest Interests. Our wholly owned subsidiary, Earth911, held the remaining 50% of the membership interests of Quest for several years. Concurrently with our acquisition of the Quest Interests, we assigned the Quest Interests to Earth911 so that Earth911 now holds 100% of the issued and outstanding membership interests of Quest. On October 28, 2013, we changed our name to Quest Resource Holding Corporation, increased our shares of common stock authorized for issuance, and changed our trading symbol to “QRHC.” On May 19, 2014, our shares began trading on the Nasdaq Stock Market.

Our Offices

We maintain our principal executive offices at 3481 Plano Parkway, The Colony, Texas 75056. Our telephone number is (972) 464-0004. Our website is located at www.qrhc.com. Other than as described in “Where You Can Find More Information” below, the information on, or that can be accessed through, our website is not incorporated by reference in this prospectus supplement or the accompanying prospectus, and you should not consider it to be a part of this prospectus supplement or the accompanying prospectus. Our website address is included as an inactive textual reference only.

The Offering

Proposed Aggregate Offering Size	$

Securities Offered	shares of common stock, together with warrants to purchase shares of common stock at an initial exercise price of $ per share. The warrants will be exercisable by the holders at any time following the date of the closing of this offering and will expire on the fifth anniversary of the closing of this offering. The warrants may be exercised for cash or on a cashless basis if there is no effective registration statement registering the underlying shares of common stock issuable upon exercise of the warrants.

Public Offering Price	$ per share and warrant

Common Stock to be Outstanding After This Offering	shares

Over-allotment Option	We have granted the underwriters a 30-day option to purchase up to additional shares of common stock and additional warrants to purchase up to shares of common stock solely to cover over-allotments. If the underwriters exercise the option in full, the total underwriting discount payable by us will be $ and the total proceeds to us, before expenses, will be $ .

Use of Proceeds	We will receive net proceeds from this offering of approximately $ , after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds of this offering for general corporate purposes. See “Use of Proceeds” on page S-22 of this prospectus supplement.

Risk Factors	This investment involves a high degree of risk. See the information contained in or incorporated by reference under “Risk Factors” beginning on page S-6 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

Nasdaq Stock Market	Our common stock is listed on the Nasdaq Stock Market under the symbol “QRHC.” There is no established public trading market for the warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on the Nasdaq Stock Market or on any other national securities exchange or trading system.

The number of shares of common stock to be outstanding immediately after this offering is based on 111,788,225 shares outstanding on March 18, 2016 and excludes the following as of that date:

•	6,978,239 shares of common stock issuable upon the exercise of outstanding stock options at a weighted average exercise price of $1.59 per share;

•	an additional 3,846,376 shares of common stock reserved for issuance under our 2012 Incentive Compensation Plan, as amended;

•	1,869,579 shares of common stock reserved for issuance under our 2014 Employee Stock Purchase Plan;

•	11,791,000 shares of common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $2.51 per share;

•	shares of common stock reserved for issuance upon exercise of the warrants offered hereby; and

•	shares of common stock reserved for issuance upon the exercise of warrants granted to Roth Capital Partners, LLC, as representative of the underwriters, in connection with this offering, and up to shares of common stock reserved for issuance upon the exercise of warrants to be granted to Roth Capital Partners, LLC if the over-allotment option is exercised (see the section entitled “Underwriting” on page S-26 for disclosure regarding compensation payable to the underwriters in this offering).

If the underwriters’ option to purchase additional shares and warrants is exercised in full, we will issue and sell             additional shares of our common stock and additional warrants to purchase              shares of our common stock and will have             shares outstanding after the offering.

Except as otherwise noted, all information in this prospectus supplement assumes no exercise of the underwriters’ option to purchase additional shares and warrants offered hereby.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks described below, together with the other information in this prospectus supplement and the accompanying prospectus and the information contained in our other filings with the SEC, which are incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety, together with other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated by reference herein and therein, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of the following risks actually occurs, our business, financial condition, results of operations, cash flow, and future prospects could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

Risks Related to Our Business and Industry

We have incurred recurring net losses and anticipate continued net losses as we take steps to expand our business, which may negatively impact our ability to achieve our business objectives.

We have incurred recurring net losses, including net losses of $7,445,930 in 2015, $9,897,678 in 2014, and $17,799,351 in 2013. As a result of ongoing operating losses, we had an accumulated deficit of approximately $82,869,310 as of December 31, 2015. We expect to continue to make significant expenditures and incur substantial expenses as we continue to develop our business, expand our customer base, enlarge the recycling services we offer, increase the types of materials covered by our recycling services, enhance our technologies, expand our consumer-based content and online community to appeal to and attract a larger base of consumers, implement internal systems and infrastructure, and hire additional personnel. As a result, we expect to continue to incur significant losses as we expand our business and may never achieve or maintain profitability. There is no assurance that we will achieve or maintain profitability in the near future or at all. Our ability to achieve and maintain profitability depends on a number of factors, including the pricing of our services, market acceptance of our services, and other factors, some of which are set forth in this prospectus supplement, in “Risk Factors,” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2015. If we continue to incur substantial losses and are unable to secure additional financing, we could be forced to discontinue or curtail our business operations; sell assets at unfavorable prices; refinance existing debt obligations on terms unfavorable to us; or merge, consolidate, or combine with a company with greater financial resources in a transaction that may be unfavorable to us.

Our limited operating history may make it difficult for us to forecast accurately our operating results, and therefore we cannot assure the long-term successful operation of our business.

Our planned expense levels will be based in part on our expectations concerning future revenue, which is difficult to forecast accurately based on our aggressive growth plan. We may be unable to adjust spending in a timely manner to compensate for any unexpected shortfall in revenue. Further, business development and marketing expenses may increase significantly as we expand our operations. To the extent that these expenses precede or are not rapidly followed by a corresponding increase in revenue, our business, operating results, and financial condition may be materially and adversely affected.

Our recycling management business depends to a significant extent upon our largest customer, and any material reduction in our business with that customer could have a material adverse effect on our company.

The success of our recycling management business depends to a significant extent on our relationship with our largest customer. Any material reduction in the business we do with that customer could have a material adverse effect on our company. Our single largest customer accounted for approximately 44%, 59%, and 76% of our revenue for the years ended December 31, 2015, 2014, and 2013, respectively. Our second largest customer accounted for approximately 16%, 14%, and 3% of our revenue for the years ended December 31, 2015, 2014, and 2013, respectively. We are continuing to add additional customers, which is reducing our reliance on our largest customer, although we may also continue to increase our revenue from our largest customer. We expect our reliance on our single largest customer to continue to decrease; however, we can provide no assurance that our reliance upon our single largest customer will diminish. Our contractual arrangements with our major customers are on a multi-year basis and pertain to the management of only certain forms of materials. Although we have maintained our business relationship with our largest customer during the last eight years and we currently service that customer’s stores nationally, a decline in our business with that customer could occur at any time. Our failure to maintain our business with our largest customer or any other large customer would have a material adverse effect on our business, operating results, and financial condition.

Although we have long-term relationships with many of the customers to whom we provide recycling management services, their ability to cancel, reduce, or delay our service offerings to them could reduce our revenue and increase our costs.

Customers for our recycling management services, including our two largest customers, do not typically provide us with firm, long-term volume commitments. As a result, our customers will be able to cancel, reduce, or delay our services to them at any time. If our service offerings are cancelled, delayed, or reduced, our revenue would decline.

We may lose a substantial portion of our recycling management business if certain materials are classified as “waste.”

Some of the municipalities in which we provide services for certain customers, inclusive of our two largest customers, have entered into contractual arrangements with their waste haulage companies that require them to permit those waste haulage companies to remove and dispose of “waste” or “solid waste” within those municipalities. If materials, and in particular organic materials, that we typically obtain and dispose of are considered “waste” or “solid waste,” then our customers may be required to allow the waste haulage companies to remove those materials, and in general either our customers or the municipalities in which they are located must compensate those waste haulage companies based on the metric set forth in the relevant contracts or franchise agreements with those waste haulage companies. If, however, the materials are classified as “raw material,” as “commodities,” or as another designation other than “waste” or “solid waste,” our customers may allow us to obtain the recyclable materials. If it is ultimately found that certain materials constitute “waste” or “solid waste,” a significant portion of our anticipated revenue stream could be lost, which could have a material adverse effect on our business, the growth of our business, financial condition, and results of operations.

To expand our recycling and waste management business, we must attract additional customers and expand the services we offer.

Although we plan to increase our recycling and waste management business, the ability to expand our overall recycling and waste management business and reduce our dependence on our two largest customers will require us to attract additional customers and expand the services we offer. In addition, we must continue to enhance the commercial value of our Earth911.com website by offering up-to-date news, information, and features in order to attract additional traffic and generate higher advertising and other revenue.

Our success depends on our ability to expand, operate, and manage successfully our operations. Our ability to expand successfully will depend upon a number of factors, including the following:

•	the continued development of our business;

•	the hiring, training, and retention of additional personnel;

•	the ability to enhance our operational, financial, and management systems;

•	the availability of adequate financing;

•	competitive factors;

•	general economic and business conditions;

•	the ability to leverage on the factors expanding the growth of recycling;

•	the ability to expand our customer base, the types of recyclable materials covered by our services, our network of third-party service providers, our website traffic, and the nature of visitors to the Earth911.com website;

•	the ability to implement new methods for revenue generation;

•	the ability to expand our relationships with third parties that are also engaged in activities relating to reducing, reusing, and recycling; and

•	the ability to develop sponsorship and advertising programs that take advantage of our Earth911.com website audience demographics.

We may not be able to enhance our existing recycling, reuse, and proper disposal solutions and develop new solutions in a timely manner.

Our future operating results will depend to a significant extent on our ability to continue to provide efficient and innovative recycling, reuse, and proper disposal services that compare favorably with alternative services on the basis of cost, performance, and customer preferences. Our success in maintaining existing and attracting new customers and developing new business for these services depends on various factors, including the following:

•	innovative development of new services for customers;

•	maintenance of quality standards;

•	efficient and cost-effective services; and

•	utilization of advances in technology.

Our inability to enhance our existing services and develop new services on a timely basis could harm our operating results and impede our growth.

We rely on independent third-party vendors to provide recycling services to our customers, and any interruptions of these arrangements could increase our costs, disrupt our services, and result in our inability to service our recycling customers, which would adversely affect our business.

We outsource the collection, sorting, and processing of recyclable materials to independent third-party vendors. We rely on our vendors to maintain high levels of service. The loss of our relationships with our vendors, or their failure to conduct their services for us as anticipated in terms of cost, quality, and timeliness could adversely affect our ability to service our customers in accordance with required service, quality, and performance requirements. If this were to occur, the resulting decline in profitability potential would harm our business. Securing new high-quality and cost-effective vendors is time-consuming and might result in unforeseen operational problems.

Our vendors may maintain their own operations or serve other customers, a number of which may provide them with more business than we do. As a result, our vendors could determine to prioritize their capacity for their own operations or for other customers or reduce or eliminate services for us on short notice. If we have any such problems, we may be unable to service our customers in a cost-effective, high-quality, or timely manner, which may adversely affect our business and operating results. Our vendors also may seek to compete with us for customers they serve on our behalf or potential customers that we desire to serve.

We may face potential environmental liabilities that may not be covered by our insurance, and changes in insurance costs and availability may also impact our financial results.

We may incur liabilities for damage to the environment as a result of the operations of our recycling vendors. While we do not conduct physical haulage, recycling, or disposal operations, we retain third-party service providers on behalf of our customers to carry on those activities. These operations may expose us to liability for environmental damages, in some cases even if we did not directly cause the environmental damage. Further, under our agreements with our customers, we are often required to indemnify our customers from any liabilities or claims arising out of our actions and from any release, threatened release, handling, or storage of hazardous and other materials from our customers’ premises as a result of or connected with our performance of services to our customers. If we were to incur substantial liability for environmental damage, our insurance coverage may not cover or may be inadequate to cover such liability. Also, because of the variable condition of the insurance market, we may experience future increases in self-insurance levels, increased retention levels, and increased premiums. This could have a material adverse impact on our financial condition, results of operations, and cash flows.

Fluctuations in prices for recycled commodities that we sell to third parties may adversely affect our revenue, operating income, and cash flows.

We manage the processing of a variety of recyclable materials, such as tires, motor oil and oil filters, food waste, meat rendering, cooking oil, grease, and cardboard, for sale to third parties, and we may directly or indirectly receive proceeds from the sale of such recyclable materials. Our results of operations may be affected by changing prices or market requirements for recyclable materials. The resale and purchase prices of, and market demand for, recyclable materials can be volatile because of changes in economic conditions and numerous other factors beyond our control. These fluctuations may affect the desire for our services and our future revenue, operating income, and cash flows. For example, a decline in oil prices will have an adverse effect on our revenue.

A significant disruption in our computer systems or a cybersecurity breach could adversely affect our operations.

We rely extensively on our computer systems to manage a variety of our business proceeds. Our systems are subject to damage or interruption from various sources, including power outages, computer and telecommunications failures, computer viruses, cybersecurity breaches, vandalism, severe weather conditions, catastrophic events, and human error. Our disaster recovery planning cannot account for all eventualities. If our systems are damaged, fail to function properly, or otherwise become unavailable, we may incur substantial costs to repair or replace them, and we may experience loss of critical data and interruptions or delays in our ability to perform critical functions, which could adversely affect our business and operating results. Any compromise of our data security could also result in a violation of applicable privacy and other laws, significant legal and financial exposure, damage to our reputation, loss or misuse of the information, and a loss of confidence in our data security measures, which could harm our business.

We may not be competitive in our recycling data and media business if we fail to enhance our online offerings.

The failure to develop and introduce new or enhanced online features, functions, or services could have a material adverse effect on our Internet operations and our recycling data services and media business. To remain competitive, we must continue to

•	enhance our offerings of news, information, and features;

•	enhance the ease of use, functionality, and features of the Earth911.com website;

•	attract additional traffic to our Earth911.com website; and

•	expand the methods through which we generate advertising and other revenue from our Earth911.com website.

These efforts may require us to develop or license increasingly complex technologies. We may fail to develop or introduce new features, functions, and services, and the features, functions, and services that we develop may not result in increased website traffic or revenue.

We rely on third-party technology, server, and hardware providers for our recycling data and media business, and a failure of service by these providers could adversely affect our business and reputation.

We rely upon third-party data center providers to host our main servers. In the event that these providers experience any interruption in operations or cease operations for any reason or if we are unable to agree on satisfactory terms for continued hosting relationships, we would be forced to enter into relationships with other service providers or assume hosting responsibilities ourselves. If we are forced to switch hosting facilities, we may not be successful in finding alternative service providers on acceptable terms or in hosting the computer servers ourselves. We may also be limited in our remedies against these providers in the event of a failure of service. We also rely on third-party providers for components of our technology platform, such as hardware and software providers and domain name registrars. A failure or limitation of service or available capacity by any of these third-party providers could adversely affect our business.

We may incur significant expenses in an unsuccessful attempt to promote and maintain recognition of the Earth911.com brand or to generate revenue from our Earth911.com website.

We are attempting to build the brand identity of Earth911.com and increase traffic to our Earth911.com website, our mobile applications, and our social media offerings. We believe that the importance of brand recognition will increase because of the growing number of Internet websites and the relatively low barriers to entry to provide Internet content. We have incurred significant development, marketing, and other costs in our effort to continue to enhance our brand identity among businesses and consumers interested in the environment and increase our revenue from online activities. Our business, results of operations, and financial condition could be materially and adversely affected if we incur excessive expenses in an unsuccessful attempt to promote and maintain recognition of the Earth911.com brand. Despite our efforts to date, our social media business, including our Earth911.com website, has generated very modest revenue and resulted in significant costs. We cannot give any assurance that our media business will become profitable or even viable in the future.

In order to generate “click-through” revenue from advertising on the Earth911.com website, we need to deliver consumers to advertisers’ websites that result in sales for the advertisers. Our failure to meet advertisers’ expectations by delivering quality traffic may result in our customers ceasing doing business with us or our customers deciding to do business on more limited terms, which could adversely affect our business and financial results.

We may experience downward pressure on our prices if advertisers do not obtain a favorable return on investment from our web search services in comparison to our competitors’ services or other advertising methods. We compete with online publishers and high-traffic websites, as well as traditional media such as television, radio, and print, for a share of our advertisers’ total advertising expenditures. Our experiencing downward pricing pressure for our services may adversely affect our financial results.

Problems with our computer and communication systems may harm our online business.

An element of our strategy is to generate a high volume of traffic across our Earth911.com website to and from third parties that advertise or may advertise on our website. Accordingly, the satisfactory performance, reliability, and availability of our systems, transaction-processing systems, and communications infrastructure are critical to our reputation and our ability to attract and retain advertising customers, as well as to maintain adequate customer service levels. We may experience periodic systems interruptions. Any substantial increase in the volume of traffic on our infrastructure may require us to expand and upgrade our technology, transaction-processing systems, and other features. We can provide no assurance that we will be able to project accurately the rate or timing of increases, if any, in the use of our infrastructure or timely expand and upgrade our systems and infrastructure to accommodate such increases.

We could be subject to liability for information displayed on our Earth911.com website.

We may be subjected to claims for defamation, negligence, copyright, or trademark infringement or claims relating to the information, or the inaccuracy of information, we publish on our Earth911.com website. We also could be subjected to claims based upon the content that is accessible through links to other websites. The disclaimers we include on our Earth911.com website and our insurance may not adequately protect us against these types of claims.

We may be subject to intellectual property claims that create uncertainty about ownership of technology essential to our business and divert our managerial and other resources.

There has been a substantial amount of litigation in the technology industry regarding intellectual property rights. We can provide no assurance that third parties will not claim infringement by us with respect to our current or future services, trademarks, or other proprietary rights. Our success depends, in part, on our ability to protect our intellectual property and to operate without infringing the intellectual property rights of others in the process. There can be no assurance that any of our intellectual property will be adequately safeguarded or that it will not be challenged by third parties. We may be subject to intellectual property infringement claims that would be costly to defend, could limit our ability to use certain critical technologies, and may divert our technical and management personnel from their normal responsibilities. We may not prevail in any of these suits. An adverse determination of any litigation or defense proceedings could cause us to pay substantial damages, including treble damages, if we willfully infringe and also could increase the risk of our patent applications not being issued.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. In addition, during the course of this kind of litigation, there could be public announcements of the results of hearings, motions, or other interim proceedings or developments in the litigation. If these results are perceived to be negative, it could have an adverse effect on our business.

We may not be able to adapt to rapidly changing technologies, or we may incur significant costs in doing so.

The Internet is characterized by rapidly changing technologies, evolving industry standards, frequent new service introductions, and changing customer demands. As a result of the rapidly changing nature of the Internet business, we may be subject to risks of which we are not currently aware. To be successful, we must adapt to our rapidly evolving market by continually enhancing our Earth911.com website and introducing new services to address our users’ changing demands. We may use new technologies ineffectively, or we may fail to adapt our network and infrastructure to meet customer requirements, competitive pressures, or emerging industry standards. We could incur substantial costs if we need to modify our services or infrastructure. Our business could be materially and adversely affected if we incur significant costs to adapt, or cannot adapt, to these changes.

Government and legal regulations may damage our recycling data and media business.

It is possible that a number of new laws and regulations may be adopted with respect to the Internet, covering issues such as the positioning of sponsored listings on search results pages. The adoption of laws or regulations relating to placement of advertisements or user privacy, defamation, or taxation may inhibit the growth in use of the Internet for services such as ours, which in turn could decrease the demand for our services and increase our cost of doing business or otherwise have a material adverse effect on our business, prospects, financial condition, and results of operations. New legislation or regulation, or the application of existing laws and regulations to the Internet or other online services, could have a material adverse effect on our business, prospects, financial condition, and results of operations.

The waste and recycling industries are subject to extensive government regulation, and existing or future regulations may adversely affect our current or future operations, increase our costs of operations, or require us to make additional capital expenditures.

Stringent government regulations at the federal, state, and local level may have substantial impact on our business, our third-party service providers, and our customers. A large number of complex laws, rules, orders, and interpretations govern environmental protection, health, safety, land use, zoning, transportation, and related matters. Among other things, these regulations may restrict the business of our third-party service providers’ and our customers’ operations and adversely affect our financial condition, results of operations, and cash flows by imposing conditions, such as the following:

•	limitations on siting and constructing new recycling, waste disposal, transfer, or processing facilities or expanding existing facilities;

•	limitations, regulations, or levies on collection and disposal prices, rates, and volumes;

•	limitations or bans on disposal or transportation of out-of-state materials or certain categories of materials; or

•	mandates regarding the disposal of solid waste, including requirements to recycle rather than landfill certain disposables.

Regulations affecting the siting, design, and closure of landfills could require our third-party service providers or customers to undertake investigatory or remedial activities, curtail operations, or close landfills temporarily or permanently. Future changes in these regulations may require our third-party service providers or our customers to modify, supplement, or replace equipment or facilities. The costs of complying with these regulations could be substantial, which may reduce the ability or willingness of our customers to use our services and adversely affect our results of operations.

Environmental advocacy groups and regulatory agencies have been focusing considerable attention on the emissions of greenhouse gases and their potential role in climate change. The adoption of laws and regulations to implement controls of greenhouse gases, including the imposition of fees or taxes, could adversely affect the operations of enterprises with which we do business. Additionally, certain states are contemplating air pollution control regulations that are more stringent than existing and proposed federal regulations. Changing environmental regulations could require us or enterprises with which we do business to take any number of actions, including the purchase of emission allowances or installation of additional pollution control technology, and could make some operations less profitable, which could reduce the ability or willingness of our customers to use our services and adversely affect our results of operations.

Price increases may not be adequate to offset the impact of increased costs and may cause us to lose volume.

From time to time, our competitors may reduce the price of their services in an effort to expand their market share. General economic and market-specific conditions, as well as the concentration of our business with major companies, may also limit our ability to raise prices. As a result of these factors, we may be unable to offset increases in costs, improve our operating margins, and obtain returns through price increases.

We face intense competition from larger, more established companies, and we may not be able to compete effectively, which could reduce demand for our recycling management services.

The waste materials industry as a whole is dominated by large national players, such as Waste Management and Republic Services. To date, these large companies have concentrated on their traditional business of collecting waste for disposal in their landfills rather than recycling. The strategies of these large companies could change at any time, and we could begin to experience substantially increased competition from them. These companies have greater market recognition, larger customer bases, and substantially greater financial, technical, marketing, distribution, and other resources than we possess and that afford them competitive advantages over

us. As a result, they are able to devote greater resources to the promotion and sale of services similar to those that we provide, to provide comparable services at lower prices, and to introduce new solutions and respond to customer requirements more quickly than we can.

Our ability to compete in the recycling services market successfully depends on a number of factors, both within and outside our control. These factors include the following:

•	our success in designing and introducing new solutions;

•	our ability to predict the evolving needs of our customers and to convince them to use our services;

•	our ability to meet our customer’s requirements in terms of cost, reliability, speed, and capacity;

•	the quality of our customer services; and

•	service introductions by our competitors.

Our customers impose substantial requirements relating to the recycling and waste management services we provide them.

Our customers impose substantial requirements relating to the recycling services we provide them. Our arrangements with our customers generally contain provisions including (a) relatively short contract terms with extensions at the discretion of the customer, (b) requirements that we assume full responsibility for all operational aspects of the services, (c) requirements that we comply with all applicable laws, regulations, and other governmental requirements, (d) requirements that we hold subcontractors to the same standards to which we are subject, (e) prohibitions on price increases without customer consent, (f) designation of service locations, service frequency, and equipment, (g) specifications on procedures for rendering services, (h) notification to customer of any spills, releases, or discharges of materials, (i) requirements that we supply a self-performance audit, (j) requirements that we render monthly and quarterly reports to the customer, (k) requirements that we render monthly invoicing in approved time frames and formats, and (l) requirements that we maintain specified records.

We may need additional capital in the future.

The development and expansion of our business can be expected to require additional funds. In the future, we plan to seek additional equity or debt financing to provide funds for our business and operations. Such financing may not be available or may not be available on satisfactory terms. If financing is not available on satisfactory terms, we may be unable to expand our operations. While debt financing will enable us to expand our business more rapidly than we otherwise would be able to do, debt financing increases expenses and we must repay the debt regardless of our operating results. Equity financings could result in dilution to our existing stockholders.

The global financial crisis, which has included, among other things, significant reductions in available capital and liquidity from banks and other providers of credit, substantial reductions or fluctuations in equity and currency values worldwide, and concerns that the worldwide economy may enter into a prolonged recessionary period, may make it difficult for us to raise additional capital or obtain additional credit, when needed, on acceptable terms or at all.

Our inability to obtain adequate capital resources, whether in the form of equity or debt, to fund our business and growth strategies, may require us to delay, scale back, or eliminate some or all of our operations, which may adversely affect our financial results and ability to operate as a going concern.

We depend on key personnel who would be difficult to replace, and our business will likely be harmed if we lose their services or cannot hire additional qualified personnel.

Our success depends to a significant extent upon the continued services of our current management team and key personnel. The loss of one or more of our other key executives or employees could have a material adverse effect on our business. We do not maintain “key person” insurance policies on the lives of any of our executives or any of our other employees. We employ all of our executives and key employees on an at-will basis, and their employment can be terminated by us or them at any time, for any reason, and without notice, subject, in certain cases, to severance payment rights. In order to retain valuable employees, in addition to salary and cash incentives, we regard our ability as a public company to grant stock-based compensation as an important component of our ability to attract and retain key personnel. The value to employees of stock-based compensation over time will be significantly affected by movements in our stock price that are beyond our control and may at any time be insufficient to counteract offers from other companies.

Our success also depends on our ability to attract, retain, and motivate additional skilled management personnel. We plan to continue to expand our work force to continue to enhance our business and operating results. We believe that there is significant competition for qualified personnel with the skills and knowledge that we require. Many of the other companies with which we compete for qualified personnel have greater financial and other resources than we do. They also may provide more diverse opportunities and better chances for career advancement. Some of these characteristics may be more appealing to high-quality candidates than those which we have to offer. If we are not able to retain our current key personnel, or attract the necessary qualified key personnel to accomplish our business objectives, we may experience constraints that will impede significantly the achievement of our business objectives and our ability to pursue our business strategy. New hires require significant training and, in most cases, take significant time before they achieve full productivity. New employees may not become as productive as we expect, and we may be unable to hire or retain sufficient numbers of qualified individuals. If our recruiting, training, and retention efforts are not successful or do not generate a corresponding increase in revenue, our business will be harmed.

Our operating results may experience significant fluctuations, which may make them difficult to predict.

In addition to the variability resulting from the short-term nature of our customers’ commitments, other factors contribute to significant periodic and seasonal quarterly fluctuations in our results of operations. These factors include the following:

•	the cyclicality of the markets we serve;

•	the timing and size of orders;

•	the volume of business opportunities relative to our capacity;

•	service introductions and market acceptance of new service offerings;

•	timing of expenses in anticipation of future business;

•	changes in the mix of the services we render;

•	changes in cost and availability of labor and third-party vendors;

•	changes in the value of commodities;

•	changes in prices or market requirements for recyclable materials;

•	timely delivery of services to customers;

•	pricing and availability of competitive services;

•	pressures on reducing selling prices;

•	the success in serving new markets;

•	introduction of new technologies into the markets we serve; and

•	changes in economic conditions.

Potential strategic alliances may not achieve their objectives, and the failure to do so could impede our growth.

We anticipate that we will enter into strategic alliances. Among other matters, we explore strategic alliances designed to enhance our service offerings, enlarge our customer base, provide valuable knowhow, or take advantage of new methods or technologies. Any strategic alliances may not achieve their intended objectives, and parties to our strategic alliances may not perform as contemplated. The failure of these alliances may impede our ability to expand our existing markets or to enter new markets.

Any acquisitions that we undertake could be difficult to integrate, disrupt our business, dilute stockholder value, and harm our operating results.

We plan to review strategic opportunities to buy other businesses that would complement our current service offerings, expand the scope of our service offerings, expand the breadth of our markets and sales channels, enhance our technical capabilities, or otherwise offer growth opportunities. If we make any future acquisitions, we could issue securities that would dilute the percentage ownership of our stockholders, incur substantial debt, or assume contingent liabilities.

Our experience in acquiring other businesses is limited. Potential acquisitions also involve numerous risks, including the following:

•	problems integrating the acquired operations, services, personnel, or technologies with our own;

•	unanticipated costs associated with the acquisition;

•	diversion of management’s attention from our core businesses;

•	adverse effects on existing business relationships with suppliers and customers;

•	risks associated with entering markets in which we have no or limited prior experience;

•	potential loss of key employees and customers of purchased organizations; and

•	risk of impairment charges related to potential write-downs of acquired assets in acquisitions.

Our acquisition strategy entails reviewing and potentially reorganizing acquired business operations, corporate infrastructure and systems, and financial controls. Unforeseen expenses, difficulties, and delays frequently encountered in connection with rapid expansion through acquisitions could inhibit our growth and negatively impact our profitability. We may be unable to identify suitable acquisition candidates or to complete the acquisitions of candidates that we identify. Increased competition for acquisition candidates may increase purchase prices for acquisitions to levels beyond our financial capability or to levels that would not result in the returns required by our acquisition criteria. In addition, we may encounter difficulties in integrating the operations of acquired businesses with our own operations or managing acquired businesses profitably without substantial costs, delays, or other operational or financial problems.

The effects of the global economic conditions may impact our business, operating results, or financial condition.

Global economic conditions, such as the recent global economic crisis, can cause disruptions and extreme volatility in global financial markets, increase rates of default and bankruptcy, and impact levels of consumer and commercial spending. These macroeconomic developments could negatively affect our business, operating results, or financial condition in a number of ways. For example, current or potential customers may delay or decrease spending with us or may not pay us or may delay paying us for previously performed services.

The members of our board of directors and our executive officers have broad rights.

Our business is operated under the control of our board of directors and officers. Stockholders have no right to take part in the control of our affairs or the day-to-day management or operation of the business. Stockholders are permitted to vote only in a limited number of circumstances. While the members of the board of directors are accountable as fiduciaries and are obligated to exercise duties of due care, loyalty, and full disclosure in handling our affairs, the board of directors is entitled to certain limitations of liability and to indemnity by us. Such indemnity and limitation of liability may limit rights that our stockholders would otherwise have to seek redress against the board of directors. Our executive officers are entitled to similar indemnification and limitation of liability. Our stockholders who have questions concerning the duties of the board of directors to our stockholders should consult their own legal counsel.

Certain conflicts of interest exist within our organization.

Certain members of our board of directors, as holders of our capital stock, may have conflicts of interest with respect to our company and the stockholders and with respect to the exercise of their voting rights for the shares that they own.

The compensation we pay to our executive officers and employees will likely increase.

We believe that the compensation we have historically paid to our executive officers and certain of our employees is within the lower quartile of compensation paid by companies similar to us. We may increase the compensation payable to our executive officers and employees, which could include both base compensation and cash or equity bonuses and payouts under severance or change in control arrangements. An increase in compensation and bonuses payable to our executive officers and employees could decrease our net income or increase our net loss.

If we are unable to maintain effective internal control over financial reporting in the future, the accuracy and timeliness of our financial reporting may be adversely affected.

Our reporting obligations as a public company will place a significant strain on our management and our operational and financial resources and systems for the foreseeable future. If we fail to maintain the adequacy of our internal control over financial reporting, we may not be able to produce reliable financial reports or help prevent fraud. Our failure to maintain effective internal control over financial reporting could prevent us from filing our periodic reports on a timely basis, which could result in the loss of investor confidence in the reliability of our financial statements, harm our business, and negatively impact the trading price of our common stock.

Risks Related to this Offering and Ownership of Our Securities

Our stock price has been and will likely continue to be volatile, and the value of an investment in our common stock may decline.

The trading price of our common stock has been and is likely to continue to be volatile. In addition to the risk factors described in this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2015, factors that may cause the price of our common stock to fluctuate include the following:

•	limited trading activity in our common stock;

•	actual or anticipated fluctuations in our quarterly or annual financial results;

•	the financial guidance we may provide to the public, any changes in such guidance, or our failure to meet such guidance;

•	the failure of industry or securities analysts to maintain coverage of our company, changes in financial estimates by any industry or securities analysts that follow our company, or our failure to meet such estimates;

•	various market factors or perceived market factors, including rumors, whether or not correct, involving us, our customers, our strategic partners, or our competitors;

•	sales, or anticipated sales, of large blocks of our stock;

•	short selling of our common stock by investors;

•	additions or departures of key personnel;

•	announcements of technological innovations by us or by our competitors;

•	introductions of new services or new pricing policies by us or by our competitors;

•	changing competitive factors;

•	regulatory or political developments;

•	fluctuating commodity prices, including oil;

•	litigation and governmental or regulatory investigations;

•	acquisitions or strategic alliances by us or by our competitors; and

•	general economic, political, and financial market conditions or events.

Furthermore, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These and other factors may cause the market price and demand for our common stock to fluctuate substantially, which may limit or prevent investors from readily selling their shares of common stock and may otherwise negatively affect the price or liquidity of our common stock. In addition, in the past, when the market price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the company that issued the stock. If any of our stockholders were to bring a lawsuit against us, we could incur substantial costs defending the lawsuit or paying for settlements or damages. Such a lawsuit could also divert the time and attention of our management from our business.

If we are unable to meet the continued listing requirements for The Nasdaq Capital Market, our securities will be subject to delisting.

On September 1, 2015, we received a notification from Nasdaq Listing Qualifications advising us that our common stock had not maintained a minimum closing bid price of $1.00 per share for 30 consecutive business days, or the Minimum Bid Price Requirement, as required by Nasdaq Listing Rule 5555(a)(2). We had 180 calendar days, or until February 29, 2016, or the Compliance Deadline, to regain compliance with the Minimum Bid Price Requirement. To regain compliance with the Minimum Bid Price Requirement, the bid price of our common stock had to close at or above $1.00 per share for a minimum of ten consecutive business days prior to the Compliance Deadline.

On March 1, 2016, we received a notification from Nasdaq Listing Qualifications advising us that we are eligible for an extension of 180 calendar days, or until August 29, 2016, or the Extended Compliance Deadline, to regain compliance with the Minimum Bid Price Requirement. We are required to meet the continued listing requirement for market value of publicly held shares and all other listing standards for The Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and we have provided written notice of our intention to cure the deficiency prior to the Extended Compliance Deadline, by effecting a reverse stock split, if necessary. If it appears to Nasdaq Listing Qualifications that we will not be able to cure the deficiency, or if we are not otherwise eligible, our securities will be subject to delisting. At that time, we may appeal the delisting determination to a Hearings Panel.

We intend to monitor the closing bid price of our common stock and may, if appropriate, consider implementing available options to regain compliance with the Minimum Bid Price Requirement, including by effecting a reverse stock split. However, we cannot provide any assurance that our common stock will trade at levels necessary to regain and maintain compliance with the Minimum Bid Price Requirement before the Extended Compliance Deadline.

Future sales of our common stock in the public market by our existing stockholders, or the perception that such sales might occur, could depress the market price of our common stock.

The market price of our common stock could decline as a result of sales of a large number of shares of our common stock in the market, and even the perception that these sales could occur may depress the market price. As of March 18, 2016, we had 111,788,225 shares of our common stock outstanding. Many of these shares may be sold in the public market, subject to prior registration or qualification for an exemption from registration, including, in the case of shares held by affiliates, compliance with the volume restrictions of Rule 144. Shares held by affiliates of our company, which generally include our directors, officers, and certain principal stockholders, are subject to the resale limitations of Rule 144 as described below. We also may register for resale shares that are deemed to be “restricted securities” or shares held by affiliates of our company.

In general, under Rule 144 as currently in effect, any person or persons whose shares are aggregated for purposes of Rule 144, who is deemed an affiliate of our company and beneficially owns restricted securities with respect to which at least six months has elapsed since the later of the date the shares were acquired from us, or from an affiliate of ours, is entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of our common stock and the average weekly trading volume in common stock during the four calendar weeks preceding such sale. Sales by affiliates under Rule 144 also are subject to certain manner-of-sale provisions and notice requirements and to the availability of current public information about us. Rule 701, as currently in effect, permits our employees, officers, directors, and consultants who purchase shares pursuant to a written compensatory plan or contract to resell these shares in reliance upon Rule 144, but without compliance with specific restrictions.

Rule 701 provides that affiliates may sell their Rule 701 shares under Rule 144 without complying with the holding period requirement and that non-affiliates may sell their shares in reliance on Rule 144 without complying with the holding period, public information, volume limitation, or notice provisions of Rule 144. A person who is not an affiliate, who has not been an affiliate within three months prior to sale, and who beneficially owns restricted securities with respect to which at least one year has elapsed since the later of the date the shares were acquired from us, or from an affiliate of ours, is entitled to sell such shares under Rule 144 without regard to any of the volume limitations or other requirements described above. Sales of substantial amounts of our common stock in the public market could adversely affect the market price for our common stock.

As of March 18, 2016, we had 18,769,239 shares of common stock issuable upon the exercise of outstanding stock options and warrants under our incentive compensation plan and other option and warrant agreements. Upon the exercise of stock options and warrants, such shares generally will be eligible for sale in the public market, except that affiliates will continue to be subject to volume limitations and other requirements of Rule 144. The issuance or sale of such shares, as well as the shares reserved for issuance upon exercise of the warrants offered hereby, could depress the market price of our common stock.

Future sales and issuances of our common stock or rights to purchase common stock by us, including pursuant to our equity incentive plan and employee stock purchase plan, could result in additional dilution of the percentage ownership of our stockholders and could cause our stock price to fall.

We intend to issue additional securities pursuant to our equity incentive plan and our employee stock purchase plan may issue equity or convertible securities in the future. To the extent we do so, our stockholders may experience substantial dilution. We may sell common stock, convertible securities, or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell common stock, convertible securities, or other equity securities in more than one transaction, investors may be materially diluted by subsequent sales and new investors could gain rights superior to our existing stockholders.

Our directors, executive officers, and principal stockholders have substantial control over us and will be able to exert significant control over matters subject to stockholder approval.

Our directors, executive officers, and holders of more than 5% of our common stock, together with their affiliates, beneficially own or control a majority of our outstanding common stock. If these stockholders act together, including with respect to the election of specified directors as contemplated by a voting agreement among certain of them, they will be able to exercise significant influence over all matters requiring stockholder approval, including the election of directors and the approval of significant corporate transactions, such as a merger or other sale of our company or our assets. This concentration of ownership could limit your ability to influence corporate matters and may have the effect of delaying or preventing a third party from acquiring control over us.

Anti-takeover provisions could impair a takeover attempt of our company even if the transaction would be beneficial to our stockholders and could make it difficult for you to change our management.

Certain provisions of our articles of incorporation and bylaws and applicable provisions of Nevada law may have the effect of rendering more difficult, delaying, or preventing an acquisition of our company, even when this would be in the best interest of our stockholders.

Our articles of incorporation and bylaws include provisions that provide for the following:

•	authorize our board of directors to issue, without further action by the stockholders, up to 10,000,000 shares of undesignated preferred stock;

•	specify that special meetings of our stockholders can be called only by our board of directors or the chairman of our board of directors;

•	establish an advance notice procedure for stockholder proposals to be brought before an annual meeting, including proposed nominations of persons for election to our board of directors;

•	establish that our board of directors is divided into three classes, Class I, Class II, and Class III, with each class serving three-year staggered terms;

•	prohibit cumulative voting in the election of directors; and

•	provide that vacancies on our board of directors may be filled only by a majority of directors then in office, even though less than a quorum.

In addition, we are subject to Section 78.438 of the Nevada General Corporation Law, which generally prohibits a Nevada corporation from engaging in any of a broad range of business combinations with an interested stockholder for a period of two years following the date on which the stockholder became an interested stockholder, unless such transactions are approved by our board of directors. This provision could have the effect of delaying or preventing a change of control of our company, whether or not it is desired by or beneficial to our stockholders. In addition, other provisions of Nevada law may also discourage, delay, or prevent someone from acquiring us or merging with us.

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in our management. Any provision of our articles of incorporation or bylaws or Nevada law that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our common stock and could also affect the price that some investors are willing to pay for our common stock.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business, or our market, or if they adversely change their recommendations regarding our stock, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that securities or industry analysts may publish about us, our business, our market, or our competitors. If adequate research coverage is not established or maintained on our company or if any of the analysts who may cover us downgrade our stock or publish inaccurate or unfavorable research about our business or provide relatively more favorable recommendations about our competitors, our stock price would likely decline. If any analyst who may cover us were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

Since we do not expect to pay any cash dividends for the foreseeable future, our stockholders may be forced to sell their stock in order to obtain a return on their investment.

We have never declared or paid any cash dividends on our capital stock, and we do not anticipate declaring or paying any cash dividends in the foreseeable future. We plan to retain any future earnings to finance our operations and growth plans. Our credit agreement also prohibits us from paying dividends on our common stock. Accordingly, investors must rely on sales of shares of their common stock after price appreciation, which may never occur, as the only way to realize any return on their investment.

Holders of warrants will have no rights as common stockholders until such holders exercise their warrants and acquire our common stock.

Until holders of warrants acquire shares of our common stock upon exercise of the warrants, holders of warrants will have no rights with respect to the shares of our common stock underlying such warrants. Upon exercise of the warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

You will experience immediate and substantial dilution in the book value per share of the common stock you purchase.

The public offering price of our common stock being offered is substantially higher than the net tangible book value per share of our common stock outstanding prior to this offering. Therefore, if you purchase our common stock and warrants in this offering at an assumed public offering price of $          per share, you will incur an immediate substantial dilution of $          in net tangible book value per share from the price you paid. If the underwriter exercises its over-allotment option, or if the warrants offered hereby or outstanding options or warrants to purchase our common stock are exercised, you will experience additional dilution. For a further description of the dilution that you will experience immediately after this offering, see “Dilution.”

We have broad discretion to determine how to use the proceeds from this offering, and we may not use the proceeds effectively.

We will have broad discretion over the use of proceeds from this offering, and we could spend the proceeds from this offering in ways with which you may not agree or that do not yield a favorable return. We intend to use the net proceeds from the sale of the shares of common stock under this prospectus supplement for general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in complementary businesses, products, and technologies, although we have no current plans, commitments, or agreements with respect to any such acquisitions or investments, and we have not allocated the net proceeds from this offering for any specific purposes. If we do not invest or apply the proceeds of this offering in ways that improve our operating results, we may fail to achieve expected financial results, which could cause our stock price to decline.

There is no public market for the warrants to purchase common stock being sold in this offering.

There is no established public trading market for the warrants being sold in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on the Nasdaq Stock Market or on any other national securities exchange or trading system. Without an active market, the liquidity of the warrants will be limited.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the shares of common stock and warrants that we are offering will be approximately $         million, or approximately $         million if the underwriters exercise in full their option to purchase additional shares and warrants, based on the public offering price of $         per share and warrant, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in complementary businesses, products, and technologies. Although we have no specific agreements, commitments, or understandings with respect to any acquisition, we evaluate acquisition opportunities and engage in related discussions with other companies from time to time.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the net proceeds from this offering. The amounts and timing of our actual expenditures will depend on numerous factors, including the timing of our revenue and the amount of cash used by our operations. Accordingly, we will retain broad discretion over the use of such proceeds.

Pending use of the proceeds as described above or otherwise, we intend to invest the net proceeds in short-term interest-bearing, investment-grade securities.

MARKET PRICE OF OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Our common stock has traded on the Nasdaq Stock Market, or Nasdaq, under the symbol “QRHC” since May 19, 2014. Our common stock previously traded on the Over the Counter Bulletin Board, or OTCBB, under the symbol “QRHC” from October 28, 2013 to May 18, 2014 and under the symbol “IRHC” from November 13, 2012 to October 27, 2013.

The following table sets forth the high and low sale prices of our common stock for each quarter for the fiscal years ended December 31, 2015 and 2014 as reported on Nasdaq or the OTCBB, as applicable.

	High	Low
Fiscal Year Ended December 31, 2015
First Quarter	$1.55	$1.17
Second Quarter	$1.34	$1.05
Third Quarter	$1.12	$0.52
Fourth Quarter	$0.91	$0.46
Fiscal Year Ended December 31, 2014
First Quarter	$2.55	$1.95
Second Quarter	$6.23	$2.00
Third Quarter	$5.35	$1.44
Fourth Quarter	$1.73	$1.21

On March 18, 2016, the closing price per share of our common stock as reported on Nasdaq was $0.60 per share. As of March 18, there were approximately 111,788,225 shares of common stock outstanding and 167 holders of record of our common stock.

Transfer Agent

Continental Stock Transfer & Trust Company is the transfer agent and registrar for our common stock and will serve as the warrant agent for the warrants offered hereby.

Dividend Policy

We have never declared or paid, and do not anticipate declaring or paying in the foreseeable future, any cash dividends on our capital stock. Any future determination as to the declaration and payment of dividends, if any, will be at the discretion of our board of directors and will depend on then existing conditions, including our operating results, financial condition, contractual restrictions, capital requirements, business prospects, and other factors our board of directors may deem relevant.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2015 on an actual basis, and on an adjusted basis to give effect to the sale of common stock and warrants in this offering, based on the public offering price and after deducting the underwriting discounts and commissions and estimated expenses related to this offering payable by us. You should read this table in conjunction with our consolidated financial statements and the related notes thereto, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the other financial information incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of December 31, 2015
	Actual	As Adjusted
Cash and cash equivalents	$2,989,731	$

Long-term debt:
Line of credit	$4,000,000		$4,000,000
Capital lease obligations	402,170		402,170

Total long-term debt	4,402,170		4,402,170
Shareholders’ equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized, no shares issued or outstanding	—		—
Common stock, $0.001 par value, 200,000,000 shares authorized, 111,788,225 actual and , as adjusted, issued and outstanding	111,788
Additional paid-in capital	152,249,558
Accumulated deficit	(82,869,310)		(82,869,310)

Total stockholders’ equity	69,492,036

Total capitalization	$73,894,206	$

DILUTION

Our net tangible book value as of December 31, 2015 was approximately $(0.7) million, or $(0.01) per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of December 31, 2015. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to the sale of the securities in this offering at the public offering price of $             per share and warrant, and after deducting the underwriting discounts and commissions and estimated offering expenses we must pay, our as adjusted net tangible book value as of December 31, 2015 would have been approximately $             million, or $             per share. This represents an immediate increase in net tangible book value of $             per share to existing stockholders and immediate dilution in net tangible book value of $             per share to new investors purchasing our common stock and warrants in this offering. The following table illustrates this dilution on a per share basis:

Public offering price per share			$
Net tangible book value per share as of December 31, 2015		$(0.01)
Increase per share attributable to new investors	$

As adjusted net tangible book value per share after this offering			$

Dilution per share to new investors in this offering			$

If the underwriters exercise in full their option to purchase                     additional shares of common stock and additional warrants to purchase                  shares of common stock at the public offering price of $             per share and warrant, the as adjusted net tangible book value after this offering would be $             per share, representing an increase in net tangible book value of $             per share to existing stockholders and immediate dilution in net tangible book value of $             per share to new investors purchasing our common stock and warrants in this offering.

The above discussion and table are based on 111,788,225 shares outstanding on December 31, 2015 and exclude the following as of that date:

•	5,943,908 shares of common stock issuable upon the exercise of outstanding stock options;

•	an additional 2,880,707 shares of common stock reserved for issuance under our 2012 Incentive Compensation Plan, as amended;

•	1,869,579 shares of common stock reserved for issuance under our 2014 Employee Stock Purchase Plan;

•	11,791,000 shares of common stock issuable upon the exercise of outstanding warrants;

•	shares of common stock reserved for issuance upon exercise of the warrants offered hereby; and

•	shares of common stock reserved for issuance upon the exercise of warrants granted to Roth Capital Partners, LLC, as representative of the underwriters, in connection with this offering, and up to shares of common stock reserved for issuance upon the exercise of warrants to be granted to Roth Capital Partners, LLC if the over-allotment option is exercised (see the section entitled “Underwriting” on page S-26 for disclosure regarding compensation payable to the underwriters in this offering).

To the extent that outstanding options or warrants are exercised or we issue shares of common stock under our 2012 Incentive Compensation Plan or our 2014 Employee Stock Purchase Plan, investors purchasing our common stock and warrants in this offering will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

UNDERWRITING

We have entered into an underwriting agreement dated March     , 2016 with Roth Capital Partners, LLC, or Roth, acting as representative of the underwriters named below and the sole book running manager of this offering. Subject to the terms and conditions of the underwriting agreement, the underwriters named below have agreed to purchase, and we have agreed to sell to them, the number of shares of our common stock and warrants to purchase shares of our common stock at the public offering price, less the underwriting discounts and commissions, as set forth on the cover page of this prospectus supplement and as indicated below:

Underwriter	Number of Shares	Number of Warrants
Roth Capital Partners, LLC
Total

The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares of common stock and warrants offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to other conditions. The underwriters are obligated to take and pay for all of the shares of common stock and warrants offered by this prospectus supplement if any such shares or warrants are taken, other than those shares and warrants covered by the over-allotment option described below.

Pursuant to the underwriting agreement, we have agreed to grant to the underwriters an option to purchase up to                 additional shares of common stock and additional warrants to purchase                  shares of common stock at the public offering price per share and warrant, less the underwriting discount, set forth on the cover page of this prospectus supplement. This option is exercisable during the 30-day period after the date of this prospectus supplement. The underwriters may exercise this option only to cover over-allotments made in connection with this offering.

The representative has advised us that the underwriters propose to offer the shares of common stock and warrants to the public at the public offering price per share and warrant set forth on the cover page of this prospectus supplement. The underwriters may offer shares and warrants to securities dealers, who may include the underwriters, at that public offering price less a concession of up to $             per share and warrant. After the offering to the public, the offering price and other selling terms may be changed by the representative.

The following table summarizes the public offering price, underwriting discounts and commissions, and proceeds to us, before expenses, assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares and warrants:

Total
	Per Share and Warrant	Without Over- Allotment	With Over- Allotment
Public offering price	$	$	$
Underwriting discounts and commissions	$	$	$
Proceeds to us, before expenses	$	$	$

Pursuant to the underwriting agreement, we have agreed to issue to Roth warrants to purchase             shares of our common stock as well as warrants to purchase up to an additional              shares of our common stock if the over-allotment option is exercised, or the Underwriter Warrants. The Underwriter Warrants will be exercisable for a period of five years from the date of this prospectus supplement at an initial exercise price of $             per share. The warrants may be exercised for cash or on a cashless basis if there is no effective registration statement registering the underlying shares of common stock issuable upon exercise of the warrants. The Underwriter Warrants will give Roth an opportunity to profit from a rise in the market price of our common stock to the extent that the market price exceeds the exercise price of the Underwriter Warrants. Any profit realized by Roth upon the sale of the Underwriter Warrants or the securities issuable thereunder may be deemed to be additional underwriting compensation. If the Underwriter Warrants are exercised, the interests of our stockholders will be diluted. Furthermore, it may be more difficult for us to raise additional capital while the Underwriter Warrants are outstanding, and the holder of the Underwriter Warrants may be expected to exercise them when our company, in all likelihood, would be able to obtain needed additional capital by a new offering of securities on terms more favorable than those provided for by the Underwriter Warrants.

The expenses of the offering, not including the underwriting discounts and commissions, payable by us are estimated to be approximately $                , which includes reimbursements to the underwriters for legal fees and other expenses incurred in connection with this offering. In no event will Roth be entitled to reimbursement of expenses, including the fees and disbursements of its counsel, in excess of $50,000.

Lock-Up Agreements

We have agreed not to (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option, or contract to purchase, purchase any option, or contract to sell, grant any option, right, or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into, exercisable or exchangeable for or that represent the right to receive shares of our common stock (including, without limitation, securities which may be issued upon exercise of a stock option or warrant); or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of our common stock or such other securities, in cash or otherwise, for a period of 90 days after the date of the underwriting agreement without the prior written consent of Roth. The foregoing restriction precludes us from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of such securities. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of such securities or with respect to any security that includes, relates to, or derives any significant part of its value from such securities. The foregoing restrictions do not apply to (a) the securities to be sold hereunder, (b) the issuance of our common stock upon the vesting of restricted stock units or awards and exercise of options, warrants, or other exchange rights as disclosed as outstanding in our Registration Statement on Form S-3 (File No. 333-198373) (excluding exhibits thereto), this prospectus, any free writing prospectus, or in the underwriting agreement, or (c) the issuance of employee stock options not exercisable during the “lock-up” period and the grant, redemption, forfeiture, or distribution of restricted stock awards, restricted stock units, or shares of our common stock pursuant to equity incentive plans described in our Registration Statement on Form S-3 (File No. 333-198373) (excluding exhibits thereto), this prospectus, any free writing prospectus, or in the underwriting agreement.

In addition, each of our directors and executive officers and certain of our 10% stockholders have agreed, subject to certain exceptions, not to (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option, or contract to purchase, purchase any option, or contract to sell, grant any option, right, or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into, exercisable or exchangeable for or that represent the right to receive shares of our common stock (including, without limitation, shares of our common stock which may be deemed to be beneficially owned by them in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) whether then owned or thereafter acquired; or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of our common stock or such other securities, in cash or otherwise, for a period of 90 days after the date of the underwriting agreement without the prior written consent of Roth. The foregoing restriction precludes engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of such securities. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of such securities or with respect to any security that includes, relates to, or derives any significant part of its value from such securities.

However, in the event that either (i) during the last 17 days of the “lock-up” period, we release earnings results or material news or a material event relating to us occurs or (ii) prior to the expiration of the “lock-up” period, we announce that we will release earnings results during the 16-day period beginning on the last day of the “lock-up” period, the expiration of the “lock-up” will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of the material news or event, as applicable, unless Roth waives, in writing, such an extension, except that such extension will not apply if, within three business days prior to the 15th calendar day before the last day of the “lock-up” period, we deliver a certificate, signed by our Chief Executive Officer and Chief Financial officer, certifying on behalf of our company that, as of such date, (i) our shares of common stock are “actively traded securities” (as defined in Regulation M), (ii) we meet the applicable requirements of paragraph (a)(1) of Rule 139 under the Securities Act, in the manner contemplated by FINRA Conduct Rule 2711(f)(4), and (iii) the provisions of FINRA Conduct Rule 2711(f)(4) are not applicable to any research reports relating to our company published or distributed by the underwriters during the 15 days before or after the last day of the “lock-up” period (before giving effect to such extension).

Indemnification

The underwriting agreement provides that we will indemnify the underwriters against certain liabilities that may be incurred in connection with this offering, including liabilities under the Securities Act, or to contribute payments that the underwriters may be required to make in respect thereof.

Price Stabilization, Short Positions, and Penalty Bids

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the price of our common stock. Specifically, the underwriters may over-allot in connection with this offering by selling more shares than are set forth on the cover page of this prospectus supplement. This creates a short position in our common stock for its own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriter is not greater than the number of shares that it may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. To close out a short position or to stabilize the price of our common stock, the underwriters may bid for, and purchase, common stock in the open market. The underwriters may also elect to reduce any short position by exercising all or part of the over-allotment option. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through the over-allotment option. If the underwriters sell more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing our common stock in this offering because the underwriter repurchases that stock in stabilizing or short covering transactions. Finally, the underwriters may bid for, and purchase, shares of our common stock in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our common stock at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on the Nasdaq Stock Market, in the over-the-counter market, or otherwise.

In connection with this offering, the underwriters and selling group members, if any, or their affiliates may engage in passive market making transactions in our common stock on the Nasdaq Stock Market immediately prior to the commencement of sales in this offering, in accordance with Rule 103 of Regulation M under the Exchange Act. Rule 103 generally provides that:

•	a passive market maker may not effect transactions or display bids for our common stock in excess of the highest independent bid price by persons who are not passive market makers;

•	net purchases by a passive market maker on each day are generally limited to 30% of the passive market maker’s average daily trading volume in our common stock during a specified two-month prior period or 200 shares, whichever is greater, and must be discontinued when that limit is reached; and

•	passive market making bids must be identified as such.

Passive market making may stabilize or maintain the market price of our common stock at a level above that which might otherwise prevail and, if commenced, may be discontinued at any time.

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the underwriter or by its affiliates. In those cases, prospective investors may view offering terms online and prospective investors may be allowed to place orders online. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriter’s website or our website and any information contained in any other website maintained by the underwriter or by us is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus forms a part, has not been approved and/or endorsed by us or the underwriter in its capacity as underwriter, and should not be relied upon by investors.

Listing and Transfer Agent

Our common stock is listed on the Nasdaq Stock Market and trades under the symbol “QRHC.” The transfer agent and registrar of our common stock is, and the warrant agent for the warrants offered hereby will be, Continental Stock Transfer & Trust Company.

We are not listing, and we do not intend to apply for listing of, the warrants on the Nasdaq Stock Market or on any other national securities exchange or trading system, and we do not expect that a market for the warrants will develop.

Affiliations

The underwriters and/or their respective affiliates may in the future provide various investment banking and other financial services for us for which services they may receive customary fees. Except for services provided in connection with this offering, the underwriters have not provided any investment banking or other financial services during the 180-day period preceding the date of this prospectus supplement, and we do not expect to retain any of the underwriters to perform any investment banking or other financial services for at least 90 days after the date of this prospectus supplement.

LEGAL MATTERS

The validity of the shares of common stock and warrants offered hereby will be passed upon for us by Greenberg Traurig, LLP, Phoenix, Arizona. Certain legal matters relating to this offering will be passed upon for the underwriters by Pryor Cashman LLP, New York, New York.

EXPERTS

The consolidated financial statements of Quest Resource Holding Corporation as of December 31, 2015 and 2014 and for each of the two years in the period ended December 31, 2015 incorporated herein by reference have been so incorporated in reliance on the report of Semple, Marchal & Cooper, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports; proxy statements; and other information with the SEC under the Exchange Act. Through our website at www.qrhc.com, you may access, free of charge, our filings, as soon as reasonably practical after we electronically file them with or furnish them to the SEC. Other information contained in our website is not incorporated by reference in, and should not be considered a part of, this prospectus or any accompanying prospectus supplement. You also may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov.

This prospectus supplement is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act. This prospectus supplement does not contain all of the information included in the registration statement, including certain exhibits. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s Internet website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus. Information that we file with the SEC in the future and incorporate by reference in this prospectus automatically updates and supersedes previously filed information as applicable.

We incorporate by reference into this prospectus the following documents filed by us with the SEC, other than any portion of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the SEC on March 16, 2016.

•	Current Report on Form 8-K/A filed with the SEC on October 1, 2013.

•	Current Report on Form 8-K filed with the SEC on January 8, 2016.

•	Current Report on Form 8-K filed with the SEC on February 3, 2016.

•	Current Report on Form 8-K filed with the SEC on March 2, 2016.

•	The description of our common stock contained in the Registration Statement on Form 8-A (Registration No. 001-36451), filed with the SEC on May 9, 2014, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus supplement and the accompanying prospectus all documents (other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules) filed by us under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of the initial registration statement and before effectiveness of this registration statement, and after the date of this prospectus supplement.

You may request a copy of these filings at no cost, by writing or telephoning us as follows:

Quest Resource Holding Corporation

Attention: Corporate Secretary

3481 Plano Parkway

The Colony, Texas 75056

(972) 464-0004

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus supplement and the accompanying prospectus supplement, or in any other document that is subsequently filed with the SEC and incorporated by reference, modifies, or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus supplement or the accompanying prospectus, except as so modified or superseded. Since information that we later file with the SEC will update and supersede previously incorporated information, you should look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or the accompanying prospectus or in any documents previously incorporated by reference have been modified or superseded.

PROSPECTUS

$50,000,000

Common Stock

Warrants

Units

We may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $50,000,000.

This prospectus provides you with a general description of the securities we may offer and sell. We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities and their compensation and the nature of our arrangements with them will be described in the applicable prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in the applicable prospectus supplement.

Our common stock is listed on the Nasdaq Stock Market under the symbol “QRHC.” We will make application to list any shares of common stock sold by us under this prospectus and any prospectus supplement on the Nasdaq Stock Market. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

This prospectus may not be used to consummate a sale of our securities unless accompanied by the applicable prospectus supplement.

You should consider the risks that we have described in this prospectus and in the accompanying prospectus supplement before you invest. See “Risk Factors” beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 5, 2014

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings, up to a total dollar amount of $50,000,000. This prospectus provides you with general information regarding the securities we may offer. We will provide a prospectus supplement that contains specific information about any offering by us.

The prospectus supplement also may add, update, or change information contained in the prospectus. You should read both this prospectus and the prospectus supplement related to any offering, as well as additional information described under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any accompanying prospectus supplement or any “free writing prospectus.” We are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus and in any accompanying prospectus supplement is accurate only as of the date indicated on their respective cover pages, regardless of the time of delivery of this prospectus or any prospectus supplement or of any sale of our securities. Our business, financial condition, results of operations, and prospects may have changed since those dates. You should rely only on the information contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

In this prospectus, the terms “we,” “our,” “us,” and “our company” refer to Quest Resource Holding Corporation and its subsidiaries, unless otherwise specified.

ii

PROSPECTUS SUMMARY

The following summary does not contain all of the information that may be important to purchasers of our securities. Prospective purchasers of securities should carefully review the detailed information and financial statements, including the notes thereto, appearing elsewhere in or incorporated by reference into this prospectus.

Our Company

We provide businesses with one-stop management programs to reuse, recycle, and dispose of a wide variety of waste streams and recyclables generated by their businesses. Our comprehensive reuse, recycling, and proper disposal management programs are designed to enable regional and national customers to have a single point of contact for managing a variety of waste streams and recyclables.

We believe our recycling management programs are comprehensive, innovative, and cost effective. Our services are designed to enable our business customers to capture the commodity value of their waste streams and recyclables, reduce their disposal costs, enhance their management of environmental risks, enhance their legal and regulatory compliance, and create national sustainability initiatives while maximizing the efficiency of their assets. Our services currently focus on the waste streams and recyclables from big box, food chain, and other retailers; automotive and fleet providers; hospital and other healthcare facilities; and commercial, industrial, residential, and educational properties. We currently concentrate on programs for recycling motor oil and automotive lubricants, oil filters, scrap tires, food waste, meat renderings, cooking oil and grease, organics, plastics, cardboard, metal, glass, paper, construction debris, and other hazardous and non-hazardous solid and liquid wastes.

We also operate environmentally based social media and online data platforms that contain information and instructions necessary to empower consumers and consumer product companies to recycle or properly dispose of household products and materials. Our directory of local recycling and proper disposal options empowers consumers directly and enables consumer product companies to empower their customers by giving them the guidance necessary for the proper recycling or disposal of a wide range of household products and materials, including the “why, where, and how” of recycling.

Utilizing what we believe is the nation’s most complete directory of local recycling and proper disposal options for almost every household product and material, we empower consumers and enable consumer product companies to empower their customers by providing them with complete information and instructions about the recycling and disposal of a wide range of household products and materials; and offer advertisers the opportunity to target a zero-waste lifestyle audience concerned about sustainability, recycling, and environmentally appropriate disposal. Consumers can access our directory and instructions for any zip code in the United States through multiple platforms, including the Earth911.com website, mobile applications for smartphones and tablets, traditional phone lines, social media, and branded recycling locators on client platforms and applications, in addition to engaging with our content and media on leading social platforms such as Facebook, Twitter, Pinterest, Instagram, Tumblr, YouTube, and Google+.

Our Strategy

Our goal is to be a leading environmental services company. Key elements of our strategy to achieve our goal include the following:

•	Recycling Program and Management Services. We intend to continue to provide a comprehensive, one-stop recycling program solution for the entire waste stream and recyclables produced by our business customers.

•	Emphasize Monetary Benefits of Recycling. We intend to emphasize the monetary advantages of recycling by demonstrating to businesses their ability to capture the commodity value of their waste streams and recyclables, reduce their disposal costs, enhance their management of environmental risks, enhance their legal and regulatory compliance, and create sustainability initiatives.

•	Expand Our Customer Base. We intend to continue to expand our customer base for our recycling management services. We believe that the expertise we have gained and the value proposition that we offer to our business customers in terms of lower overall removal costs, recyclable revenue sharing, flexible programs, broad service offerings, and a national footprint provide us with competitive advantages in expanding our customer base.

•	Expand the Types of Materials Covered by Our Services. We plan to expand the types of materials over which we manage the collection. To date, our revenue has been generated primarily from the removal of used oil, oil filters, scrap tires, grease and cooking oil, solid waste, and expired food products. We believe that we can provide value to our business customers by managing a larger portion of disposable and recyclable materials, including paper, plastic, glass, and metals.

•	Pursue Strategic Acquisitions. We plan to capitalize on the significant consolidation opportunities available in the environmental and recycling management industry. As a result of our considerable industry experience and relationships, we believe we are well positioned to identify and evaluate acquisition candidates and assess their growth prospects, the quality of their management teams, their local reputation with customers, and the suitability of their locations. We believe we are regarded as an attractive acquirer because of (1) the historical performance and the experience and reputation of our management team within the industry; (2) our decentralized operating strategy, which generally enables the managers of an acquired company to continue their involvement in company operations; (3) the ability of management and employees of an acquired company to participate in our growth and expansion through potential stock ownership and career advancement opportunities; and (4) the ability to offer liquidity to the owners of acquired companies through the receipt of common stock or cash.

•	Maintain Virtual Facilities and Equipment. We plan to continue to pursue an “asset light” virtual strategy that utilizes third-party vendors for the collection, sorting, and processing of recyclable materials for businesses. This strategy results in a scalable business model that enables us to concentrate on our core competencies of developing service solutions that are attractive to customers and the sale of recyclable materials at the highest prices, enables us to render our services on a national basis without the need for an extensive workforce, multiple facilities, or numerous vehicles, allows us to negotiate with multiple providers for the best price for our customers, and reduces our capital expenditures and working capital requirements.

•	Leverage Governmental and Social Factors Expanding Recycling. We intend to leverage the demands by governmental authorities and by the public to expand efforts to recycle materials because of concerns about sustainability, greenhouse gases, global warming, pollution, and other environmental concerns.

•	Expand Reach and Audience. We plan to expand our media presence and online community to appeal to and attract a larger base of customers, consumers, and product manufacturers to our recycling and environmental services and our environmentally based social media website.

Our History

We were incorporated in Nevada in July 2002 under the name BlueStar Financial Group, Inc. Prior to 2010, we were a “shell company” under the rules of the Securities and Exchange Commission, or the SEC. On March 30, 2010, we (i) closed a transaction to acquire Youchange, Inc., an Arizona corporation, or Youchange, as a wholly owned subsidiary, (ii) ceased being a shell company, and (iii) experienced a change in control in which the former stockholders of Youchange acquired control of our company. In May 2010, we changed our name to YouChange Holdings Corp.

On October 17, 2012, immediately prior to closing a merger transaction with Earth911, Inc., or Earth911, we filed Amended and Restated Articles of Incorporation to (i) change our name to Infinity Resources Holdings Corp., (ii) increase our shares of common stock authorized for issuance, (iii) authorize shares of preferred stock to be designated in series or classes as our board of directors may determine, (iv) effect a 1-for-5 reverse split of our common stock, and (v) divide our board of directors into three classes, as nearly equal in number as possible. On October 17, 2012, we closed the merger transaction, or the Earth911 Merger, to acquire Earth911 as a wholly owned subsidiary and experienced a change in control in which the former stockholders of Earth911 acquired control of our company.

On July 16, 2013, we acquired all of the issued and outstanding membership interests of Quest Resource Management Group, LLC, or Quest, held by Quest Resource Group LLC, or QRG, comprising 50% of the membership interests of Quest, or the Quest Interests. Our wholly owned subsidiary, Earth911, held the remaining 50% of the membership interests of Quest for several years. Concurrently with our acquisition of the Quest Interests, we assigned the Quest Interests to Earth911 so that Earth911 now holds 100% of the issued and outstanding membership interests of Quest. On October 28, 2013, we changed our name to Quest Resource Holding Corporation, increased our shares of common stock authorized for issuance, and changed our trading symbol to “QRHC.” On May 19, 2014, our shares began trading on the Nasdaq Stock Market.

Our Offices

We maintain our principal executive offices at 3481 Plano Parkway, The Colony, Texas 75056. Our telephone number is (972) 464-0004. Our website is located at www.qrhc.com. Other than as described in “Where You Can Find More Information” below, the information on, or that can be accessed through, our website is not incorporated by reference in this prospectus or any prospectus supplement, and you should not consider it to be a part of this prospectus or any prospectus supplement. Our website address is included as an inactive textual reference only.

RISK FACTORS

Investing in our securities involves a high degree of risk. Please see the risk factors described under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 on file with the SEC and each subsequently filed Quarterly Report on Form 10-Q, which are incorporated by reference in this prospectus and in any accompanying prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as information we include or incorporate by reference in this prospectus and in any accompanying prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports; proxy statements; and other information with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Through our website at www.qrhc.com, you may access, free of charge, our filings, as soon as reasonably practical after we electronically file them with or furnish them to the SEC. Other information contained in our website is not incorporated by reference in, and should not be considered a part of, this prospectus or any accompanying prospectus supplement. You also may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act of 1933, as amended, or the Securities Act. This prospectus does not contain all of the information included in the registration statement, including certain exhibits. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s Internet website.

FORWARD-LOOKING STATEMENTS

This prospectus and each prospectus supplement includes and incorporates forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical fact, included or incorporated in this prospectus or any prospectus supplement regarding our strategy, prospects, plans, objectives, future operations, future revenue and earnings, projected margins and expenses, technological innovations, future products or product development, product development strategies, potential acquisitions or strategic alliances, the success of particular product or marketing programs, the amount of revenue generated as a result of sales to significant customers, financial position, and liquidity and anticipated cash needs and availability are forward-looking statements. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would,” and similar expressions are intended to identify forward-looking statements.

Actual results or events could differ materially from the forward-looking statements we make. Among the factors that could cause actual results to differ materially are the factors discussed under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015. We also will include or incorporate by reference in each prospectus supplement important factors that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Should one or more known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated, projected, or implied by these forward-looking statements. You should consider these factors and the other cautionary statements made in this prospectus, any prospectus supplement, or the documents we incorporate by reference in this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus, any prospectus supplement, or the documents incorporated by reference. While we may elect to update forward-looking statements wherever they appear in this prospectus, any prospectus supplement, or the documents incorporated by reference, we do not assume, and specifically disclaim, any obligation to do so, whether as a result of new information, future events, or otherwise, except as required by U.S. federal securities law. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus. Information that we file with the SEC in the future and incorporate by reference in this prospectus automatically updates and supersedes previously filed information as applicable.

We incorporate by reference into this prospectus the following documents filed by us with the SEC, other than any portion of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the SEC on March 16, 2016.

•	Current Report on Form 8-K/A filed with the SEC on October 1, 2013.

•	Current Report on Form 8-K filed with the SEC on January 8, 2016.

•	Current Report on Form 8-K filed with the SEC on February 3, 2016.

•	Current Report on Form 8-K filed with the SEC on March 2, 2016.

•	The description of our common stock contained in the Registration Statement on Form 8-A (Registration No. 001-36451), filed with the SEC on May 9, 2014, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all documents (other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules) filed by us under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of the initial registration statement and before effectiveness of this registration statement, and after the date of this prospectus.

You may request a copy of these filings at no cost, by writing or telephoning us as follows:

Quest Resource Holding Corporation

Attention: Corporate Secretary

3481 Plano Parkway

The Colony, Texas 75056

(972) 464-0004

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus or any accompanying prospectus supplement, or in any other document that is subsequently filed with the SEC and incorporated by reference, modifies, or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus or any accompanying prospectus supplement, except as so modified or superseded. Since information that we later file with the SEC will update and supersede previously incorporated information, you should look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or any accompanying prospectus supplement or in any documents previously incorporated by reference have been modified or superseded.

PROSPECTUS SUPPLEMENTS

This prospectus provides you with a general description of the proposed offering of our securities. Each time that we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may add to, update, or change information contained in this prospectus and should be read as superseding this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

The prospectus supplement will describe the terms of any offering of securities, including the offering price to the public in that offering, the purchase price and net proceeds of that offering, and the other specific terms related to that offering of securities.

USE OF PROCEEDS

Except as may be otherwise set forth in any prospectus supplement accompanying this prospectus, we will use the net proceeds we receive from sales of securities offered hereby for the repayment of indebtedness outstanding from time to time and for general corporate purposes, which may include working capital, capital expenditures, acquisitions, and repurchases of our common stock or other securities. Pending these uses, the net proceeds may also be temporarily invested in cash equivalents or short-term securities. When specific securities are offered, the prospectus supplement relating thereto will set forth our intended use of the net proceeds that we receive from the sale of such securities.

SECURITIES WE MAY OFFER

The following is a general description of the terms and provisions of the securities we may offer and sell by this prospectus. These summaries are not meant to be complete. This prospectus and the applicable prospectus supplement will contain the material terms and provisions of the various types of securities that we may offer. Any prospectus supplement may also add, update, or change information contained in this prospectus, including the material terms and provisions of the securities as described in this prospectus. We will also include in the prospectus supplement information, when applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

In this prospectus, we refer to the common stock, warrants, and units collectively as “securities.” The total dollar amount of all securities that we may issue under this prospectus will not exceed $50,000,000.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF COMMON STOCK

This section describes the general terms of our common stock. A prospectus supplement may provide information that is different from this prospectus. If the information in the prospectus supplement with respect to our common stock being offered differs from this prospectus, you should rely on the information in the prospectus supplement. A copy of our second amended and restated articles of incorporation has been incorporated by reference from our filings with the SEC as an exhibit to the registration statement of which this prospectus forms a part. Our common stock and the rights of the holders of our common stock are subject to the applicable provisions of the Nevada Private Corporations Code, which we refer to as “Nevada law,” our second amended and restated articles of incorporation, our second amended and restated bylaws, the rights of the holders of our preferred stock, if any, as well as some of the terms of our credit agreement and any other outstanding indebtedness.

As of March 18, 2016, under our second amended and restated articles of incorporation, we had the authority to issue 200,000,000 shares of common stock, par value $0.001 per share, of which 111,788,225 shares of our common stock were outstanding as of that date.

The following description of our common stock, and any description of our common stock in a prospectus supplement may not be complete and is subject to, and qualified in its entirety by reference to, Nevada law and the actual terms and provisions contained in our second amended and restated articles of incorporation and our second amended and restated bylaws, each as amended from time to time.

Dividend Rights

Subject to limitations under Nevada law and preferences that may apply to any then-outstanding shares of preferred stock, holders of common stock are entitled to share in all dividends or other distributions when, as, and if declared by our board of directors. The right of our board of directors to declare dividends or make any distributions to our stockholders, however, is subject to any indebtedness outstanding from time to time and the availability of sufficient funds under Nevada law to pay dividends.

Voting Rights

Each outstanding share of common stock is entitled to one vote per share of record on all matters submitted to a vote of stockholders and to vote together as a single class for the election of directors and in respect of other corporate matters. At a meeting of stockholders at which a quorum is present, for all matters other than a vote on certain corporate changes and the election of directors, an affirmative vote of the majority of the votes cast decides all questions.

Directors will be elected by a plurality of the votes of the holders of the shares of common stock present in person or by proxy at the meeting. Holders of shares of common stock do not have cumulative voting rights. A vote of holders of a majority of our outstanding shares of common stock is required to effectuate certain fundamental corporate changes such as certain mergers and reorganizations or an amendment to our second amended and restated articles of incorporation.

Miscellaneous

Holders of our common stock have no preemptive rights, no conversion rights, and there are no redemption provisions applicable to our common stock. We are authorized to issue 10,000,000 shares of preferred stock, par value $0.001 per share. Our board of directors is authorized to issue from time to time, without stockholder authorization, in one or more designated series or classes, any or all of the authorized but unissued shares of preferred stock with such dividend, redemption, conversion, and exchange provisions as may be provided in the particular series. Any series of preferred stock may possess voting, dividend, liquidation, and redemption rights superior to that of our common stock. The rights of the holders of our common stock will be subject to and may be adversely affected by the rights of the holders of any preferred stock that may be issued by us in the future. As of the date of this Registration Statement, no class or series of preferred stock has been designated and no shares of preferred stock have been issued.

Options and Other Stock-Based Rights

From time to time, we have issued and expect to continue to issue options and other stock-based rights, including restricted stock units, or RSUs, to various lenders, investors, advisors, consultants, employees, officers, and directors of our company. As of March 18, 2016, we had outstanding stock options to purchase 6,978,239 shares of our common stock at a weighted average exercise price of $1.59 per share, of which 3,530,383 shares of common stock were issuable upon exercise of vested stock options as of that date.

Listing

Our common stock is listed on the Nasdaq Stock Market under the symbol “QRHC.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company, 17 Battery Place, 8th Floor, New York, New York 10004.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase common stock (which we refer to as common stock warrants). Any of these warrants may be issued independently or together with any other securities offered by this prospectus and may be attached to or separate from those securities.

While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below.

We may issue the warrants under a warrant agreement, which we will enter into with a warrant agent to be selected by us. Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

We will incorporate by reference into the registration statement of which this prospectus forms a part the form of warrant agreement, including a form of warrant certificate, that describes the terms of the series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to the warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

We will set forth in the applicable prospectus supplement the terms of the warrants in respect of which this prospectus is being delivered, including, when applicable, the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, number, and terms of the securities purchasable upon exercise of the warrants;

•	the designation and terms of the other securities, if any, with which the warrants are issued and the number of warrants issued with each such security;

•	the date, if any, on and after which the warrants and the related underlying securities will be separately transferable;

•	the price at which each underlying security purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants will commence and the date on which such right will expire;

•	the minimum amount of the warrants that may be exercised at any one time;

•	any information with respect to book-entry procedures;

•	the effect of any merger, consolidation, sale, or other disposition of our business on the warrant agreement and the warrants;

•	any other terms of the warrants, including terms, procedures, and limitations relating to the transferability, exchange, and exercise of such warrants;

•	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

•	the date on which the right to exercise the warrants begins and the date on which that right expires;

•	the U.S. federal income tax consequences of holding or exercising the warrants; and

•	any other specific terms, preferences, rights, or limitations of, or restrictions on, the warrants.

Unless specified in an applicable prospectus supplement, common stock warrants will be in registered form only.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer, and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any common stock warrants are exercised, holders of the warrants will not have any rights of holders of the underlying common stock, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under the heading “Warrant Adjustments” below.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash shares of common stock at the applicable exercise price set forth in, or determined as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised by delivering to the corporation trust office of the warrant agent or any other officer indicated in the applicable prospectus supplement (a) the warrant certificate properly completed and duly executed and (b) payment of the amount due upon exercise. As soon as practicable following exercise, we will forward the shares of common stock. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or a part of the exercise price for the warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially and adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of securities covered by, a common stock warrant will be adjusted proportionately if we subdivide or combine our common stock. In addition, unless the prospectus supplement states otherwise, if we, without payment:

•	issue capital stock or other securities convertible into or exchangeable for common stock or preferred stock, or any rights to subscribe for, purchase, or otherwise acquire any of the foregoing, as a dividend or distribution to holders of our common stock or preferred stock;

•	pay any cash to holders of our common stock or preferred stock other than a cash dividend paid out of our current or retained earnings or other than in accordance with the terms of the preferred stock;

•	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our common stock or preferred stock; or

•	issue common stock or preferred stock or additional stock or other securities or property to holders of our common stock or preferred stock by way of spinoff, split-up, reclassification, combination of shares, or similar corporate rearrangement, then the holders of common stock warrants will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the common stock issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

Except as stated above, the exercise price and number of securities covered by a common stock warrant and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of common stock warrants may have additional rights under the following circumstances:

•	certain reclassifications, capital reorganizations, or changes of the common stock;

•	certain share exchanges, mergers, or similar transactions involving us and which result in changes of the common stock; or

•	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock are entitled to receive stock, securities, or other property with respect to or in exchange for their securities, the holders of the common stock warrants then outstanding will be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common stock and warrants offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference into the registration statement of which this prospectus forms a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units and the unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

We may issue units consisting of common stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock” and “Description of Warrants,” will apply to each unit and to any common stock or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

CERTAIN PROVISIONS OF NEVADA LAW

AND OUR CHARTER AND BYLAWS

The following paragraphs summarize certain provisions of Nevada law and our second amended and restated articles of incorporation and second amended and restated bylaws. The summary does not purport to be complete and is subject to and qualified in its entirety by reference to Nevada law and to our second amended and restated articles of incorporation and second amended and restated bylaws, copies of which are on file with the SEC as exhibits to reports previously filed by us. See “Where You Can Find More Information.”

General

Certain provisions of our second amended and restated articles of incorporation and second amended and restated bylaws and Nevada law could make our acquisition by a third party, a change in our incumbent management, or a similar change in control more difficult, including:

•	an acquisition of us by means of a tender or exchange offer;

•	an acquisition of us by means of a proxy contest or otherwise; or

•	the removal of a majority or all of our incumbent officers and directors.

These provisions, which are summarized below, are likely to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that these provisions help to protect our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us, and that this benefit outweighs the potential disadvantages of discouraging such a proposal because our ability to negotiate with the proponent could result in an improvement of the terms of the proposal. The existence of these provisions which are described below could limit the price that investors might otherwise pay in the future for our securities. This description is intended as a summary only and is qualified in its entirety by reference to our second amended and restated articles of incorporation and second amended and restated bylaws, as well as Nevada law.

Second Amended and Restated Articles of Incorporation and Second Amended and Restated Bylaws

Authorized But Unissued Capital Stock. We have shares of common stock and preferred stock available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of the Nasdaq Stock Market. We may utilize these additional shares for a variety of corporate purposes, including for future public offerings to raise additional capital or facilitate corporate acquisitions or for payment as a dividend on our capital stock. The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a controlling interest in our company by means of a merger, tender offer, proxy contest, or otherwise. In addition, if we issue preferred stock, the issuance could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation.

Blank Check Preferred Stock. Our board of directors, without stockholder approval, has the authority under our second amended and restated articles of incorporation to issue preferred stock with rights superior to the rights of the holders of common stock. As a result, preferred stock could be issued quickly and easily, could impair the rights of holders of common stock, and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult.

Classified Board of Directors. Our second amended and restated articles of incorporation provide for a board of directors comprised of three classes of directors, with each class serving a three-year term beginning and ending in different years than those of the other two classes. Only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms. As a result, it will be harder for the existing stockholders to replace our board of directors or for another party to obtain control of our company by replacing our board of directors.

Number of Directors; Removal; Filling Vacancies. Our second amended and restated articles of incorporation and second amended and restated bylaws provide that the number of directors shall be fixed by resolution of our board of directors from time to time. Our second amended and restated bylaws provide that directors may be removed without cause by the affirmative vote of a majority of the outstanding shares entitled to vote. Our second amended and restated articles of incorporation and second amended and restated bylaws provide that vacancies on our board of directors may be filled solely by a majority vote of the remaining directors, even though less than a quorum. The stockholders may fill a vacancy only if there are no directors in office.

Stockholder Meetings. Our second amended and restated bylaws provide that stockholders may not call a special meeting of stockholders. Rather, only our board of directors or the chairman of our board of directors may call special meetings of stockholders. Our second amended and restated bylaws also provide that the business of special meetings of stockholders shall be confined to the purposes stated in the notice of the meeting.

Requirements for Advance Notification of Stockholder Nominations and Proposals. Our second amended and restated bylaws provide that a stockholder seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice of this intention in writing. To be timely, a stockholder must deliver or mail the notice and we must receive the notice at our principal executive offices not later than 60 and not earlier than 90 days prior to the first anniversary of the preceding year’s annual meeting, subject to certain exceptions. Our second amended and restated bylaws also specify requirements as to the form and content of the stockholder’s notice. These provisions could delay stockholder actions that are favored by the holders of a majority of our outstanding stock until the next stockholders’ meeting.

Nevada Anti-Takeover Provisions

Nevada law contains both (i) a control share statute, which generally denies voting rights to the shares of any person who acquires a controlling interest in certain Nevada corporations unless the voting rights of such shares are approved by a majority of the disinterested voting power of the corporation; and (ii) an affiliate transaction statute, which generally prevents certain business combinations between a Nevada corporation and the beneficial owners of 10% or more of the voting shares of such corporation.

Limitation of Liability and Indemnification

Nevada law authorizes a Nevada corporation to limit the personal liability of directors and officers to the corporation, its stockholders, or its creditors for damages for certain actions or failures to act in their capacity as a director of officer. We believe that such a provision is beneficial in attracting and retaining qualified officers and directors, and accordingly, our second amended and restated articles of incorporation include provisions limiting the liability of our officers and directors to the fullest extent permitted by Nevada law. In addition, our second amended and restated bylaws provide that we may indemnify our officers and directors to the fullest extent permitted by Nevada law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling us under the provisions that we describe above or otherwise, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Our second amended and restated bylaws also permit us to purchase and maintain insurance on behalf of any officer or director for any liability arising out of his or her actions in that capacity, regardless of whether our second amended and restated bylaws would otherwise permit indemnification for that liability.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus from time to time in one or more of the following ways:

•	to or through underwriters or dealers,

•	directly to one or more purchasers,

•	through agents, or

•	through a combination of any of these methods of sale.

The prospectus supplement with respect to the offered securities will describe the terms of the offering, including the following:

•	the name or names of any underwriters or agents,

•	any public offering price,

•	the proceeds from such sale,

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation,

•	any over-allotment options under which underwriters may purchase additional securities from us,

•	any discounts or concessions allowed or reallowed or paid to dealers, and

•	any securities exchanges on which the securities may be listed.

We may distribute the securities from time to time in one or more of the following ways:

•	at a fixed public offering price or prices, which may be changed,

•	at prices relating to prevailing market prices at the time of sale,

•	at varying prices determined at the time of sale, or

•	at negotiated prices.

Unless otherwise indicated in the applicable prospectus supplement, if we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price, or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. Unless otherwise indicated in a prospectus supplement, the underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship. We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis. We may also sell securities directly to one or more purchasers without using underwriters or agents.

Underwriters, dealers, or agents may receive compensation in the form of discounts, concessions, or commissions from us or from purchasers of the securities as their agents in connection with the sale of the securities. These underwriters, dealers, or agents may be considered to be underwriters under the Securities Act. As a result, discounts,, concessions, or commissions on resale received by underwriters, dealers, or agents may be treated as underwriting discounts and commissions. Each prospectus supplement will identify any underwriter, dealer, or agent and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the Nasdaq Stock Market. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

In connection with any offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Over-allotment involves sales by the underwriters of shares of our common stock in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares of our common stock over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares of our common stock involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option or purchasing shares of our common stock in the open market.

•	Syndicate covering transactions involve purchases of our common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares of our common stock available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option so that if there is a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares of our common stock in the open market after the pricing of any offering that could adversely affect investors who purchase in that offering.

•	Penalty bids permit the representatives of the underwriters to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, over-allotments, syndicate covering transactions, and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the Nasdaq Stock Market or otherwise and, if commenced, may be discontinued at any time.

Underwriters, dealers, and agents may be entitled under agreements entered into with us to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments they may be required to make in respect of these liabilities. Underwriters, dealers, and agents and their affiliates may be customers of, may engage in transactions with, or perform services for our company in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon by Greenberg Traurig, LLP, Phoenix, Arizona.

EXPERTS

The consolidated financial statements of Quest Resource Holding Corporation as of December 31, 2015 and 2014 and for each of the two years in the period ended December 31, 2015 incorporated herein by reference have been so incorporated in reliance on the report of Semple, Marchal & Cooper, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in accounting and auditing.

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Quest Resource Holding Corporation

                Shares of Common Stock and

Warrants to Purchase                  Shares of Common Stock

PROSPECTUS SUPPLEMENT

March    , 2016

Sole Book Running Manager

Roth Capital Partners